2Q 2014 Earnings Press Release and Supplemental Information

ALEXANDRIA®

New York City

Cambridge

San Francisco

Collaborative Science and Technology Campuses in Urban Innovation Clusters

www.are.com

PROPRIETARY MATERIALS | © 2014 ALEXANDRIA REAL ESTATE EQUITIES, INC.

CONFERENCE CALL INFORMATION:

Tuesday, July 29, 2014
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (877) 681-3378 or (719) 325-4849
Confirmation Code: 2573982

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

STRATEGY
Stable, uniquely focused, & differentiated
AAA Locations in Urban Innovation Clusters
Class A Collaborative Campuses
TALENT
Highly experienced with unique expertise & fully integrated teams
Unparalleled Management Experience & Expertise
Fully Integrated Regional & Science Teams
CAPITAL
Solid & flexible capital structure that enables stable future growth
Consistent Operating Performance in Both Up & Down Cycles
Investment-Grade Balance Sheet to Support Future Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. | ALL RIGHTS RESERVED © 2014

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Table of Contents

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 4 of the earnings press release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports

Second Quarter Ended June 30, 2014
Financial and Operating Results

FFO Per Share – Diluted, as Adjusted, for 2Q14 up 11.2% over 2Q13
Core Operations Continue to Deliver Solid Results

EPS – Diluted of $0.39
FFO Per Share – Diluted of $1.19
Total Revenues of $176.4 Million
NOI of $124.0 Million

PASADENA, CA. – July 28, 2014 – Alexandria Real Estate Equities, Inc. (NYSE:ARE) today announced financial and operating results for the second quarter ended June 30, 2014.

“We remain focused on our goal to provide stable and consistent FFO per share and net asset value growth driven by strong core performance and healthy demand for our active and near-term value creation pipeline.  Our performance thus far in 2014 has been solid and we anticipate solid results for the remainder of the year.  We remain committed to our goal of funding our 2014 capital needs with EBITDA growth and sales of land parcels. Cash flows from operating activities after dividends and a significant increase in EBITDA is forecasted to provide significant capacity in 2015 to fund our growth, including construction, while maintaining our target net debt to adjusted EBITDA of 6.5x in 2015,” said Joel S. Marcus, Chairman, Chief Executive Officer, and Founder of Alexandria Real Estate Equities, Inc.

Results

•	Funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted, as adjusted:

•	$1.19 per share for 2Q14, up 11.2%, compared to $1.07 per share for 2Q13

•	$2.36 per share for YTD 2Q14, up 8.3%, compared to $2.18 per share for YTD 2Q13

•	$84.5 million for 2Q14, up $12.9 million, or 18.1%, compared to $71.6 million for 2Q13

•	$167.6 million for YTD 2Q14, up $26.0 million, or 18.3%, compared to $141.6 million for YTD 2Q13

•	Net income attributable to Alexandria’s common stockholders – diluted:

•	$27.9 million, or $0.39 per share, for 2Q14 compared to $25.5 million, or $0.38 per share, for 2Q13

•	$60.6 million, or $0.85 per share, for YTD 2Q14 compared to $47.9 million, or $0.74 per share, for YTD 2Q13

Core operating metrics

•	Total revenues:

•	$176.4 million for 2Q14, up $22.5 million, or 14.6%, compared to $153.9 million for 2Q13

•	$352.6 million for YTD 2Q14, up $48.6 million, or 16.0%, compared to $304.0 million for YTD 2Q13

•	Net operating income (“NOI”):

•	$124.0 million for 2Q14, up $16.4 million, or 15.2%, compared to $107.7 million for 2Q13

•	$247.7 million for YTD 2Q14, up $35.2 million, or 16.6%, compared to $212.6 million for YTD 2Q13

•	Same Property NOI growth:

•	Up 5.3% and 5.7% (cash basis) for 2Q14, compared to 2Q13

•	Up 4.5% and 5.0% (cash basis) for YTD 2Q14, compared to YTD 2Q13

•	Leasing activity during 2Q14:

•	Executed 62 leases for 752,364 rentable square feet (“RSF”)

•	9.9% and 3.0% (cash basis) rental rate increases on 2Q14 lease renewals and re-leasing of space

•	Leasing activity during YTD 2Q14:

•	Executed 107 leases for 1,315,757 RSF

•	13.6% and 6.3% (cash basis) rental rate increases on YTD 2Q14 lease renewals and re-leasing of space

•	Occupancy for properties in North America, as of 2Q14:

•	96.9% occupancy for operating properties, up 230 basis points (“bps”) from 2Q13

•	95.6% occupancy for operating and redevelopment properties, up 270 bps from 2Q13

•	Operating margins steady at 70% for 2Q14

•	52% of total annualized base rent (“ABR”) from investment-grade client tenants

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

External growth: value-creation projects and acquisitions

Value-creation projects

•	79% of our development and redevelopment projects aggregating 1,934,431 RSF in North America are leased or under lease negotiations

•	2Q14 key deliveries from our value-creation projects included the following:

•	72,216 RSF to Illumina, Inc. at 499 Illinois Street in our Mission Bay submarket

•	37,943 RSF to several tenants at 430 East 29th Street, the Alexandria CenterTM for Life Science, in our Manhattan submarket

•
Commenced development of 3013/3033 Science Park Road, a 165,938 RSF project in the Torrey Pines submarket of San Diego. This development project is currently 63% leased/under negotiation, including 25% pre-leased to a publicly traded life science company. Our ability to preserve the existing steel frame in a section of the project will allow us to reduce the time to deliver a portion of the project for initial occupancy in early 2015.

•
Delivery of high value pre-leased development and redevelopment projects will drive significant increases in EBITDA, cash flows, net asset value, and per share earnings. Additionally, deliveries over the next few quarters will drive non-income-producing assets (CIP and land) to 12% of gross real estate by 1Q15.

Acquisitions

•
In April 2014, we acquired a land parcel at 500 Townsend Street, supporting the ground-up development of approximately 300,000 gross square feet, in the SoMa submarket of the San Francisco Bay Area for a purchase price of $50.0 million. We are in the process of perfecting entitlements, marketing for lease, and subject to market conditions, we plan to commence construction as soon as possible in 2015.

Dispositions of land parcels

•
In May 2014, we completed the sale of a land parcel at 810 Dexter Avenue North in the Seattle market for a sales price of $19.0 million and a gain of $0.8 million. The buyer is expected to reposition the property for multi-family residential use.

•
In July 2014, we completed the sale of two land parcels in a non-cluster market for a sales price of $7.9 million and a gain of $0.2 million. The buyer is expected to use the land for academic institution purposes.

Balance sheet

•	In July 2014, we completed an offering of $700 million unsecured senior notes payable, consisting of the following:

•	$400 million of 2.75% unsecured senior notes payable due in 2020

•	$300 million of 4.50% unsecured senior notes payable due in 2029

•	Weighted average interest rate of 3.50% and maturity of 9.6 years

•	Weighted average remaining term of outstanding debt extended from 5.1 years to 6.3 years while prudently laddering debt maturities

•
Net proceeds of $694 million were used to reduce variable rate debt, including the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan and the reduction of $569 million of borrowings outstanding on our unsecured senior line of credit.

•
In connection with the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan, we recognized a loss on the early extinguishment of debt related to the write-off of unamortized loan fees totaling $0.5 million, or $0.01 per share.

•	Certain statistics as of 2Q14 on a pro forma basis for the $700 million bond offering completed in July 2014:

•	Liquidity of $1.8 billion

•	Unhedged variable-rate debt as a percentage of total debt of 7%

•
Cash flows from operating activities, after dividends, plus increases in EBITDA in 2015, are expected to provide significant capacity to fund $500 million to $600 million of growth, including construction, in 2015

•	Unencumbered NOI as a percentage of total NOI of 84% for 2Q14

LEED statistics

•	In May 2014, our 225 Binney Street property achieved LEED Gold certification.

•
In June 2014, our 1201 Eastlake Avenue East property achieved LEED Silver Existing Building Operations and Maintenance (“EB O&M”) certification. This building is part of only a handful of labs in the entire world with LEED Silver EB O&M certification.

•	As of 2Q14, our asset base had 29 LEED certified projects with an additional 27 LEED certifications in process.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Guidance

The following guidance is based on our current view of existing market conditions and other assumptions for the year ended December 31, 2014.  There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on the following page.

EPS and FFO Per Share Attributable to Alexandria’s Common Stockholders – Diluted
2014 Guidance
Earnings per share	$1.63 – $1.69
Add back: depreciation and amortization	3.13
Other (1)	(0.03)
FFO per share	4.73 – 4.79
Add back: loss on early extinguishment of debt (2)	0.01
FFO per share, as adjusted	$4.74 – $4.80

Key Assumptions (Dollars in thousands)	Low	High
Occupancy percentage for operating properties in North America at December 31, 2014	96.7%	97.2%

Same property performance:
NOI increase	3%	5%
NOI increase (cash basis)	4%	6%

Lease renewals and re-leasing of space:
Rental rate increases	11%	14%
Rental rate increases (cash basis)	4%	6%

Straight-line rents	$42,000	$47,000
General and administrative expenses	$48,000	$52,000
Capitalization of interest	$37,000	$47,000
Interest expense	$76,000	$92,000

Key Credit Metrics	As of December 31, 2014
Net debt to Adjusted EBITDA – 4Q14 annualized	6.8x
Net debt to Adjusted EBITDA – trailing 12 months	7.2x
Fixed charge coverage ratio – 4Q14 annualized	3.3x
Fixed charge coverage ratio – trailing 12 months	3.3x
Unhedged variable-rate debt as a percentage of total debt	≤11%
Non-income-producing assets as a percentage of gross investments in real estate	≤15%

Sources and Uses of Capital (Dollars in thousands)	Completed as of July 28, 2014	Projected for 2014
		Low	High
Sources of debt capital:
Unsecured senior notes payable	$700,000	$700,000	$700,000
Secured notes payable borrowings (3)	126,000	161,000	211,000
Secured notes payable repayments	(198,000)	(210,000)	(210,000)
Unsecured senior term loan repayment	(125,000)	(125,000)	(125,000)
Net activity on unsecured senior line of credit	(233,000)	(116,000)	(121,000)
Net sources of debt capital	270,000	410,000	455,000

Other sources of capital:
Land sales/strategic joint venture capital	27,000	145,000	245,000
Net cash provided by operating activities after dividends	57,000	105,000	120,000
Total sources of capital	$354,000	$660,000	$820,000

Uses of capital:
Construction	$211,000	$560,000	$620,000
Acquisitions	143,000	100,000	200,000
Total uses of capital	$354,000	$660,000	$820,000

(1)	Includes an adjustment to eliminate the $0.01 per share gain realized on the sale of a land parcel in 2Q14.

(2)
Represents loss on early extinguishment of debt related to the write-off of unamortized loan fees of $0.01 per share as a result of the $125 million partial repayment of our 2016 Unsecured Senior Bank Term Loan in July 2014.

(3)
Includes two non-recourse secured notes payable aggregating $48.3 million assumed in connection with the acquisition of two operating assets in 1Q14, as well as borrowings under secured construction loans.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Earnings Call Information

We will host a conference call on Tuesday, July 29, 2014, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2014. To participate in this conference call, dial (877) 681-3378 or (719) 325-4849 and confirmation code 2573982 shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, July 29, 2014. The replay number is (888) 203-1112 or (719) 457-0820 and the confirmation code is 2573982.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2014, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2014q2.pdf.

For any questions, please contact Joel S. Marcus, Chairman, Chief Executive Officer & Founder, at (626) 578-9693.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE) is a fully integrated, self-administered and self-managed REIT uniquely focused on Class A collaborative science and technology campuses in urban innovation clusters including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Maryland, Seattle, and Research Triangle Park. Alexandria is the largest and leading owner, operator, and developer in its niche with a total market capitalization of approximately $9.3 billion as of June 30, 2014, and an asset base of 31.4 million RSF, including 17.9 million RSF of operating and current value-creation projects, as well as an additional 13.5 million RSF in future ground-up development projects.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2014 earnings per share attributable to Alexandria’s common stockholders – diluted, 2014 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on, or non-renewal of, leases by client tenants, general and local economic conditions, a favorable capital market environment, performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of July 28, 2014, the date this document was first made available on our website, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Revenues:
Rental	$134,992	$130,570	$125,693	$116,052	$114,493	$265,562	$226,019
Tenant recoveries	40,944	41,682	39,970	38,691	35,869	82,626	71,434
Other income	466	3,934	3,160	3,572	3,568	4,400	6,560
Total revenues	176,402	176,186	168,823	158,315	153,930	352,588	304,013

Expenses:
Rental operations	52,353	52,507	49,892	47,684	46,277	104,860	91,463
General and administrative	13,836	13,224	12,751	11,666	12,455	27,060	24,103
Interest	17,433	19,123	17,783	16,171	15,978	36,556	33,998
Depreciation and amortization	57,314	50,421	48,084	48,866	46,344	107,735	92,173
Loss on early extinguishment of debt	—	—	—	1,432	560	—	560
Total expenses	140,936	135,275	128,510	125,819	121,614	276,211	242,297

Income from continuing operations	35,466	40,911	40,313	32,496	32,316	76,377	61,716

(Loss) income from discontinued operations	(147)	(162)	(143)	(43)	249	(309)	1,086

Gain on sale of land parcel	797	—	4,052	—	772	797	772
Net income	36,116	40,749	44,222	32,453	33,337	76,865	63,574
Dividends on preferred stock	(6,472)	(6,471)	(6,471)	(6,472)	(6,471)	(12,943)	(12,942)
Net income attributable to noncontrolling interests	(1,307)	(1,195)	(1,110)	(960)	(980)	(2,502)	(1,962)
Net income attributable to unvested restricted stock awards	(405)	(374)	(394)	(442)	(403)	(779)	(745)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$27,932	$32,709	$36,247	$24,579	$25,483	$60,641	$47,925

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.39	$0.46	$0.51	$0.35	$0.38	$0.85	$0.72
Discontinued operations	—	—	—	—	—	—	0.02
Earnings per share – basic and diluted	$0.39	$0.46	$0.51	$0.35	$0.38	$0.85	$0.74

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders – basic and diluted	71,126	71,073	71,000	70,900	66,973	71,100	65,078

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	6/30/14		3/31/14	12/31/13	9/30/13	6/30/13
Assets
Investments in real estate	$7,030,117		$6,930,262	$6,776,914	$6,613,761	$6,453,379
Cash and cash equivalents	61,701		74,970	57,696	53,839	302,205
Restricted cash	24,519		30,454	27,709	30,654	30,914
Tenant receivables	10,654		10,619	9,918	8,671	7,577
Deferred rent	214,793		202,087	190,425	182,909	177,507
Deferred leasing and financing costs	193,621		192,618	192,658	179,805	164,362
Investments	174,802		169,322	140,288	129,163	122,605
Other assets	105,442		145,707	134,156	159,567	120,740
Total assets	$7,815,649		$7,756,039	$7,529,764	$7,358,369	$7,379,289

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$615,551		$597,511	$708,831	$708,653	$711,029
Unsecured senior notes payable	1,048,310		1,048,270	1,048,230	1,048,190	1,048,395
Unsecured senior line of credit	571,000	(1)	506,000	204,000	14,000	—
Unsecured senior bank term loans	1,100,000	(1)	1,100,000	1,100,000	1,100,000	1,200,000
Accounts payable, accrued expenses, and tenant security deposits	434,528		443,893	435,342	452,139	368,249
Dividends payable	57,377		55,860	54,420	54,413	52,141
Total liabilities	3,826,766		3,751,534	3,550,823	3,377,395	3,379,814

Commitments and contingencies

Redeemable noncontrolling interests	14,381		14,413	14,444	14,475	14,505

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	250,000		250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000		130,000	130,000	130,000	130,000
Common stock	713		712	712	711	710
Additional paid-in capital	3,542,334		3,560,453	3,572,281	3,578,343	3,596,477
Accumulated other comprehensive loss	(16,245)		(18,429)	(36,204)	(40,026)	(39,565)
Alexandria’s stockholders’ equity	3,906,802		3,922,736	3,916,789	3,919,028	3,937,622
Noncontrolling interests	67,700		67,356	47,708	47,471	47,348
Total equity	3,974,502		3,990,092	3,964,497	3,966,499	3,984,970
Total liabilities, noncontrolling interests, and equity	$7,815,649		$7,756,039	$7,529,764	$7,358,369	$7,379,289

(1)
Net proceeds of $694 million from our bond offering completed on July 18, 2014, were used to reduce variable rate debt, including the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan and $569 million of borrowings outstanding on our unsecured senior line of credit.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Funds From Operations and Adjusted Funds From Operations
(In thousands)
(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria’s common stockholders – basic and diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted.

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Net income attributable to Alexandria’s common stockholders	$27,932	$32,709	$36,247	$24,579	$25,483	$60,641	$47,925
Depreciation and amortization	57,314	50,421	48,101	49,102	46,580	107,735	93,575
(Gain) loss on sale of real estate	—	—	—	—	(219)	—	121
Gain on sale of land parcel	(797)	—	(4,052)	—	(772)	(797)	(772)
Amount attributable to noncontrolling interests/ unvested restricted stock awards:
Net income	1,712	1,569	1,504	1,402	1,383	3,281	2,707
FFO	(1,648)	(1,629)	(1,582)	(1,494)	(1,437)	(3,277)	(2,501)
FFO attributable to Alexandria’s common stockholders – basic	84,513	83,070	80,218	73,589	71,018	167,583	141,055
Assumed conversion of unsecured senior convertible notes	—	—	—	5	5	—	10
FFO attributable to Alexandria’s common stockholders – diluted	84,513	83,070	80,218	73,594	71,023	167,583	141,065
Loss on early extinguishment of debt	—	—	—	1,432	560	—	560
Acquisition-related expenses	—	—	1,446	—	—	—	—
Impairment of investments	—	—	853	—	—	—	—
Allocation to unvested restricted stock awards	—	—	(12)	(11)	(12)	—	(12)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	84,513	83,070	82,505	75,015	71,571	167,583	141,613
Non-revenue-enhancing capital expenditures:
Building improvements	(1,255)	(1,780)	(1,047)	(1,481)	(337)	(3,035)	(933)
Tenant improvements and leasing commissions	(3,934)	(4,053)	(8,291)	(3,739)	(2,990)	(7,987)	(3,872)
Straight-line rent revenue	(12,737)	(11,882)	(7,928)	(5,570)	(8,239)	(24,619)	(14,437)
Straight-line rent expense on ground leases	697	711	445	374	539	1,408	1,077
Capitalized income from development projects	—	—	72	40	9	—	31
Amortization of acquired above and below market leases	(618)	(816)	(826)	(830)	(830)	(1,434)	(1,660)
Amortization of loan fees	2,743	2,561	2,636	2,487	2,427	5,304	4,813
Amortization of debt premiums/discounts	(69)	205	146	153	115	136	230
Stock compensation expense	3,076	3,228	4,011	3,729	4,463	6,304	7,812
Allocation to unvested restricted stock awards	90	94	94	28	50	184	69
AFFO attributable to Alexandria’s common stockholders – diluted	$72,506	$71,338	$71,817	$70,206	$66,778	$143,844	$134,743

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Funds From Operations Per Share and Adjusted Funds From Operations Per Share
(Unaudited)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders – diluted. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information.

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Net income per share attributable to Alexandria’s common stockholders – basic and diluted	$0.39	$0.46	$0.51	$0.35	$0.38	$0.85	$0.74
Depreciation and amortization	0.81	0.71	0.68	0.69	0.69	1.52	1.43
Loss on sale of real estate	—	—	—	—	—	—	0.01
Gain on sale of land parcel	(0.01)	—	(0.06)	—	(0.01)	(0.01)	(0.01)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	1.19	1.17	1.13	1.04	1.06	2.36	2.17
Loss on early extinguishment of debt	—	—	—	0.02	0.01	—	0.01
Acquisition-related expenses	—	—	0.02	—	—	—	—
Impairment of investments	—	—	0.01	—	—	—	—
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.19	1.17	1.16	1.06	1.07	2.36	2.18
Non-revenue-enhancing capital expenditures:
Building improvements	(0.02)	(0.03)	(0.01)	(0.02)	(0.01)	(0.04)	(0.01)
Tenant improvements and leasing commissions	(0.06)	(0.06)	(0.12)	(0.05)	(0.04)	(0.11)	(0.06)
Straight-line rent revenue	(0.18)	(0.17)	(0.11)	(0.08)	(0.12)	(0.35)	(0.22)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	0.01	0.02	0.02
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.03)
Amortization of loan fees	0.04	0.04	0.03	0.03	0.03	0.07	0.07
Stock compensation expense	0.05	0.05	0.06	0.05	0.07	0.09	0.12
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.02	$1.00	$1.01	$0.99	$1.00	$2.02	$2.07

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	8

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE:ARE), is the largest and leading REIT uniquely focused on collaborative science and technology campuses in urban innovation clusters, with a total market capitalization of approximately $9.3 billion as of June 30, 2014, and an asset base of 31.4 million RSF, including 17.9 million RSF of operating and current value-creation projects, as well as an additional 13.5 million RSF in future ground-up development projects. Alexandria pioneered this niche in 1994 and has since established a dominant market presence in AAA locations including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Maryland, Seattle, and Research Triangle Park. Alexandria is known for its high-quality and diverse client tenant base, with approximately 52% of total ABR resulting from investment-grade client tenants (a REIT industry-leading percentage). Alexandria has a longstanding and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its client tenants with highly collaborative, 24/7, live/work/play ecosystems, as well as the critical ability to successfully recruit and retain best-in-class talent and enhance productivity. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth. The key elements of our strategy include:

•
A consistent focus on Class A collaborative science and technology campuses in urban innovation clusters adjacent to leading academic and medical institutions, offering highly dynamic ecosystems with creative amenities that enhance productivity and foster innovation;

•
A unique and proven cluster model concentrating on best-in-class locations, Class A assets, high-quality client tenants, highly skilled scientific and entrepreneurial management talent, and significant and strategic investment risk capital;

•
First-in-class facilities that complement the cutting-edge scientific and managerial talent, smart capital, and world-renowned academic and medical institutions in our clusters, providing our client tenants with dynamic ecosystems to accelerate discovery and commercialization;

•
Utilizing our long-term relationships with real estate professionals, top-tier investors, research institutions, and world-class global network in order to develop, acquire, and lease real estate focused on innovative science and technology companies;

•	Drawing upon our broad and meaningful science and technology industry relationships to attract new and leading client tenants; and

•	Solid and flexible capital structure to enable stable growth.

Client tenant base

The impressive quality, diversity, breadth, and depth of our significant relationships with our client tenants provide Alexandria with solid and stable cash flows. Alexandria’s strong underwriting skills and long-term industry relationships positively distinguish Alexandria from all other publicly traded REITs and real estate companies. As of June 30, 2014, our client tenant base included the following:

•	Investment-grade client tenants represent 52% of total ABR

•	Investment-grade client tenants represent 80% of our top 20 client tenants by ABR

•	Our ABR consisted of the following client tenant mix:

•	24.4% from multinational pharmaceutical companies

•	22.9% from life science product, service, and device companies

•	19.9% from institutions (academic/medical, non-profit, and U.S. government)

•	19.0% from public biotechnology companies

•	10.3% from private biotechnology companies

•	3.5% from traditional office, tech office, and digital health companies

Executive/senior management

In the REIT industry, Alexandria’s executive and senior management team has unique experience and expertise in creating collaborative science and technology campuses in urban innovation clusters. From the development of high-quality, sustainable real estate; to the ongoing cultivation of collaborative ecosystems with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s senior management team averages over 24 years of experience, including over 12 years with Alexandria. Our sophisticated management team also includes regional market directors with leading reputations and longstanding relationships within the science and technology communities in their respective urban clusters of innovation. We believe that our unparalleled expertise, experience, reputation, and key relationships with the science and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Executive management

Joel S. Marcus	Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer
Peter M. Moglia	Chief Investment Officer
Stephen A. Richardson	Chief Operating Officer & Regional Market Director – San Francisco Bay Area
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary
Thomas J. Andrews	EVP – Regional Market Director – Greater Boston
Daniel J. Ryan	EVP – Regional Market Director – San Diego & Strategic Operations

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data (at the end of the quarter unless otherwise noted)	2Q14	1Q14	4Q13	3Q13	2Q13
Closing stock price	$77.64	$72.56	$63.62	$63.85	$65.72
Dividend per share – quarter/annualized	$0.72/2.88	$0.70/2.80	$0.68/2.72	$0.68/2.72	$0.65/2.60
Dividend payout ratio for the quarter	61%	60%	59%	65%	65%
Dividend yield – annualized	3.7%	3.9%	4.3%	4.3%	4.0%
Common shares outstanding (in thousands)	71,318	71,246	71,172	71,081	70,997
Market value of outstanding common shares (in thousands)	$5,537,136	$5,169,623	$4,527,975	$4,538,517	$4,665,948
Total market capitalization (in thousands)	$9,253,401	$8,799,376	$7,949,276	$7,780,208	$8,005,581

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch		Evercore Partners		RBC Capital Markets
Jamie Feldman	(646) 855-5808	Sheila McGrath	(212) 497-0882	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Nathan Crossett	(212) 497-0870	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross Smotrich	(212) 526-2306	Michael Knott	(949) 640-8780	David Rodgers	(216) 737-7341
Michael Lewis	(212) 526-3098			Mathew Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	Steve Sakwa	(212) 446-9462	Roy Shepard	(212) 438-1947
Emmanuel Korchman	(212) 816-1382	Gabriel Hilmoe	(212) 446-9459
Archena Alagappan	(212) 816-6872	Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	Peter Martin	(415) 835-8904	Ross Nussbaum	(212) 713-2484
Tom Catherwood	(646) 562-1382	Aaron Hecht	(415) 835-3963	Nick Yulico	(212) 713-3402
		Arthur Kwok	(415) 835-8908	Frank Lee	(212) 713-2384

J.P. Morgan Securities LLC
		Anthony Paolone	(212) 622-6682

Rating agencies

Moody’s Investors Service		Rating	Standard & Poor’s		Rating
Philip Kibel	(212) 553-4569	Baa2	George Skoufis	(212) 438-2608	BBB-
Merrie Frankel	(212) 553-3652	Stable Outlook	Jaime Gitler	(212) 438-5049	Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Operating data
Total revenues	$176,402	$176,186	$168,823	$158,315	$153,930
Operating margins	70%	70%	70%	70%	70%
Adjusted EBITDA – quarter annualized	$452,568	$454,084	$449,456	$411,548	$399,708
Adjusted EBITDA – trailing 12 months	$441,914	$428,699	$414,119	$403,974	$396,739
Adjusted EBITDA margins – quarter annualized	64%	65%	67%	65%	65%
General and administrative expense as a percentage of total assets – trailing 12 months	0.7%	0.6%	0.6%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.6%	7.6%	7.7%	7.9%	8.2%
Capitalized interest	$11,302	$12,013	$14,116	$16,788	$15,690
Weighted average interest rate for capitalization of interest during period	3.41%	3.88%	4.09%	4.33%	4.13%

Net income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders	$27,932	$32,709	$36,247	$24,579	$25,483
FFO attributable to Alexandria’s common stockholders – diluted	$84,513	$83,070	$80,218	$73,594	$71,023
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$84,513	$83,070	$82,505	$75,015	$71,571
AFFO attributable to Alexandria’s common stockholders – diluted	$72,506	$71,338	$71,817	$70,206	$66,778

Per share data
Earnings per share attributable to Alexandria’s common stockholders – basic and diluted	$0.39	$0.46	$0.51	$0.35	$0.38
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.19	$1.17	$1.13	$1.04	$1.06
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.19	$1.17	$1.16	$1.06	$1.07
AFFO per share attributable to Alexandria’s common stockholders – diluted	$1.02	$1.00	$1.01	$0.99	$1.00

Leasing activity and same property performance
Leasing activity – rentable square feet	752,364	563,394	1,344,687	829,533	767,935
Leasing activity – change in average new rental rates over expiring rates:
– Rental rate increases	9.9%	18.2%	18.2%	16.5%	12.7%
– Rental rate increases (cash basis)	3.0%	10.4%	2.6%	4.1%	6.7%
Same property – performance over comparable quarter from prior year:
– Same property NOI	5.3%	3.8%	1.4%	1.9%	3.2%
– Same property NOI (cash basis)	5.7%	4.3%	4.6%	4.7%	7.2%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Financial and Asset Base Highlights (continued)
(Dollars in thousands, except per leased RSF amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
	6/30/14		3/31/14	12/31/13	9/30/13	6/30/13
Asset base statistics – at end of period
Number of properties	187		185	180	176	173
Rentable square feet (operating and current value-creation projects)	17,881,108		17,715,931	17,461,030	17,260,189	17,062,338
Total square footage (including near-term and future developable square feet)	31,378,329		31,239,652	30,934,751	30,883,069	30,906,798
ABR per leased RSF	$36.76		$36.18	$35.90	$35.20	$34.98
Occupancy of operating properties – North America	96.9%		96.6%	95.9%	95.0%	94.6%
Occupancy of operating and redevelopment properties – North America	95.6%		95.1%	95.5%	94.5%	92.9%
Occupancy of operating properties	95.3%		94.9%	94.4%	93.5%	93.3%
Occupancy of operating and redevelopment properties	94.0%		93.5%	93.8%	92.8%	91.2%

Selected balance sheet information – at end of period
Gross investments in real estate	$8,069,927		$7,923,080	$7,729,020	$7,529,255	$7,331,578
Total assets	$7,815,649		$7,756,039	$7,529,764	$7,358,369	$7,379,289
Gross assets	$8,855,459		$8,748,857	$8,481,870	$8,273,863	$8,257,488
Total unsecured debt	$2,719,310		$2,654,270	$2,352,230	$2,162,190	$2,248,395
Total debt	$3,334,861		$3,251,781	$3,061,061	$2,870,843	$2,959,424
Net debt	$3,248,641		$3,146,357	$2,975,656	$2,786,350	$2,626,305
Total liabilities	$3,826,766		$3,751,534	$3,550,823	$3,377,395	$3,379,814
Common shares outstanding (in thousands)	71,318		71,246	71,172	71,081	70,997
Total market capitalization	$9,253,401		$8,799,376	$7,949,276	$7,780,208	$8,005,581

Key credit metrics
Unencumbered NOI as a percentage of total NOI	84%		83%	69%	69%	70%
Net debt to Adjusted EBITDA – quarter annualized	7.2x	(1)	6.9x	6.6x	6.8x	6.6x
Net debt to Adjusted EBITDA – trailing 12 months	7.4x	(1)	7.3x	7.2x	6.9x	6.6x
Fixed charge coverage ratio – quarter annualized	3.5x		3.3x	3.2x	2.8x	2.8x
Fixed charge coverage ratio – trailing 12 months	3.2x		3.0x	2.9x	2.8x	2.7x
Dividend payout ratio (common stock)	61%		60%	59%	65%	65%
Non-income-producing assets as a percentage of gross investments in real estate	17%		17%	17%	20%	22%

(1) We expect to achieve our target net debt to adjusted EBITDA of 6.8x and 7.2x for the three months annualized and year ended December 31, 2014, respectively.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Operating Metrics
(Unaudited)

Occupancy of Operating Properties North America		Same Property NOI Growth	NOI (In millions)

(0.5%)
1.8%
4.5%
3.5%
5.4%
5.0%
2012
2013
2Q14 YTD
2012
2013
2Q14 YTD

Drivers of Cash NOI Growth		Rental Rate Growth: Renewed/Re-leased Space	Operating Margin

5.2%
16.2%
13.6%
(2.0%)
4.0%
6.3%
2012
2013
2Q14 YTD
2012
2013
2Q14 YTD

Percentage of leases containing annual rent escalations	96%
Percentage of triple net leases	94%
Percentage of leases providing for the recapture of capital expenditures	93%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Same Property Performance
(Dollars in thousands)
(Unaudited)

Same Property Financial Data	2Q14	YTD 2Q14	Same Property Statistical Data	2Q14	YTD 2Q14
Percentage change over comparable period from prior year:			Number of same properties	149	149
NOI	5.3%	4.5%	Rentable square feet	13,465,223	13,442,099
NOI (cash basis)	5.7%	5.0%	Occupancy – current period	96.6%	96.5%
Operating margin	70%	69%	Occupancy – same period prior year	93.4%	93.1%

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Revenues:
Rental – same properties	$113,095	$108,432	$4,663	4.3%	$221,071	$213,222	$7,849	3.7%
Rental – non-same properties	21,897	6,061	15,836	261.3	44,491	12,797	31,694	247.7
Total rental	134,992	114,493	20,499	17.9	265,562	226,019	39,543	17.5

Tenant recoveries – same properties	36,388	33,963	2,425	7.1	72,989	67,745	5,244	7.7
Tenant recoveries – non-same properties	4,556	1,906	2,650	139.0	9,637	3,689	5,948	161.2
Total tenant recoveries	40,944	35,869	5,075	14.1	82,626	71,434	11,192	15.7

Other income – same properties	264	185	79	42.7	298	211	87	41.2
Other income – non-same properties	202	3,383	(3,181)	(94.0)	4,102	6,349	(2,247)	(35.4)
Total other income	466	3,568	(3,102)	(86.9)	4,400	6,560	(2,160)	(32.9)

Total revenues – same properties	149,747	142,580	7,167	5.0	294,358	281,178	13,180	4.7
Total revenues – non-same properties	26,655	11,350	15,305	134.8	58,230	22,835	35,395	155.0
Total revenues	176,402	153,930	22,472	14.6	352,588	304,013	48,575	16.0

Expenses:
Rental operations – same properties	45,038	43,108	1,930	4.5	90,262	85,821	4,441	5.2
Rental operations – non-same properties	7,315	3,169	4,146	130.8	14,598	5,642	8,956	158.7
Total rental operations	52,353	46,277	6,076	13.1	104,860	91,463	13,397	14.6

Net operating income:
NOI – same properties	104,709	99,472	5,237	5.3	204,096	195,357	8,739	4.5
NOI – non-same properties	19,340	8,181	11,159	136.4	43,632	17,193	26,439	153.8
Total NOI	$124,049	$107,653	$16,396	15.2%	$247,728	$212,550	$35,178	16.6%

NOI – same properties	$104,709	$99,472	$5,237	5.3%	$204,096	$195,357	$8,739	4.5%
Less: straight-line rent adjustments	(6,015)	(6,114)	99	(1.6)	(10,794)	(11,312)	518	(4.6)
NOI (cash basis) – same properties	$98,694	$93,358	$5,336	5.7%	$193,302	$184,045	$9,257	5.0%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Leasing Activity
(Unaudited)

	Three Months Ended June 30, 2014		Six Months Ended June 30, 2014			Year Ended December 31, 2013
	Including Straight-line Rent	Cash Basis	Including Straight-line Rent		Cash Basis	Including Straight-line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	9.9%	3.0%	13.6%		6.3%	16.2%	4.0%
New rates	$42.28	$43.68	$41.79		$42.31	$32.00	$31.04
Expiring rates	$38.47	$42.41	$36.78		$39.81	$27.53	$29.84
Rentable square footage	497,965		946,266			1,838,397
Number of leases	43		75			120
TIs/lease commissions per square foot	$7.82		$8.44			$8.65
Average lease terms	3.3 years		3.5 years			5.2 years

Developed/redeveloped/previously vacant space leased
New rates	$37.11	$35.00	$35.64		$33.92	$44.63	$41.86
Rentable square footage	254,399		369,491			1,806,659
Number of leases	19		32			92
TIs/lease commissions per square foot	$17.87		$15.08			$19.16
Average lease terms	8.4 years		7.5 years			10.0 years

Leasing activity summary (totals):
New rates	$40.54	$40.75	$40.07		$39.95	$38.26	$36.40
Rentable square footage	752,364		1,315,757	(2)		3,645,056
Number of leases	62		107			212
TIs/lease commissions per square foot	$11.22		$10.31			$13.86
Average lease terms	5.0 years		4.6 years			7.6 years

Lease expirations
Expiring rates	$37.07	$40.64	$34.87		$37.51	$27.74	$30.15
Rentable square footage	564,668		1,107,029			2,144,447
Number of leases	61		99			160

(1)	Excludes 11 month-to-month leases for 26,356 RSF at June 30, 2014, and 11 month-to-month leases for 18,038 RSF at December 31, 2013.

(2)	During the six months ended June 30, 2014, we granted tenant concessions/free rent averaging approximately 2.6 months with respect to the 1,315,757 RSF leased.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	ABR of Expiring Leases (per RSF)
2014	39	(1)	373,717	(1)	2.5%	$27.34
2015	85		1,138,539		7.5%	$28.42
2016	85		1,379,813		9.1%	$34.76
2017	82		1,691,372		11.2%	$28.97
2018	59		1,574,838		10.4%	$40.35
2019	50		1,259,849		8.3%	$35.65
2020	31		1,110,392		7.3%	$37.45
2021	31		1,115,501		7.4%	$38.93
2022	17		633,004		4.2%	$29.45
2023	19		1,059,286		7.0%	$35.44
Thereafter	34		2,868,028		18.9%	$43.25

	2014 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)	2015 RSF of Expiring Leases						ABR of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total (1)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total
Market
Greater Boston	67,723	7,461	—	11,724		86,908	$33.25	13,320	—	—		311,587	324,907	$34.69
San Francisco Bay Area	12,763	21,260	—	20,470		54,493	31.59	71,746	—	—		114,691	186,437	34.28
San Diego	49,219	—	—	15,316		64,535	10.31	44,913	—	48,880	(2)	93,416	187,209	22.37
New York City	—	49,550	—	21,911		71,461	31.62	—	—	—		9,131	9,131	N/A
Maryland	—	—	—	58,613	(3)	58,613	28.08	—	38,595	—		136,056	174,651	20.43
Seattle	8,459	—	—	4,867		13,326	46.00	—	1,350	—		38,144	39,494	30.66
Research Triangle Park	—	—	—	8,140		8,140	17.40	2,490	31,776	—		170,007	204,273	20.12
Non-cluster markets	3,213	3,111	—	5,487		11,811	19.24	—	—	—		7,514	7,514	21.32
Asia	—	—	—	4,430		4,430	12.41	—	—	—		4,923	4,923	17.02
Total	141,377	81,382	—	150,958		373,717	$27.34	132,469	71,721	48,880		885,469	1,138,539	$28.42
Percentage of expiring leases	38%	22%	—%	40%		100%		12%	6%	4%		78%	100%

(1)	Excludes 11 month-to-month leases for 26,356 RSF.

(2)
Represents the square footage at 10151 Barnes Canyon Road, which was acquired in 3Q13. This property will undergo conversion into tech office space through redevelopment in 4Q15 upon expiration of the lease that was in place since the acquisition of the property.

(3)
Includes a 54,906 RSF lease expiration in 4Q14 at our 5 Research Court project in Rockville.  Subject to local market conditions, this property may undergo conversion from non-laboratory into laboratory/office through redevelopment upon rollover.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Top 20 Client Tenants
(Dollars in thousands)
(Unaudited)

		Remaining Lease Term in Years (1)	Aggregate RSF	Percentage of Aggregate Total RSF	ABR	Percentage of Aggregate ABR
							Investment-Grade Ratings
	Client Tenant						Fitch	Moody’s	S&P
1	Novartis AG	3.2	703,493	3.9%	$34,027	6.5%	AA	Aa3	AA-
2	Illumina, Inc.	16.3	569,294	3.2	25,060	4.8	—	—	—
3	New York University	16.3	207,777	1.2	19,778	3.8	—	Aa3	AA-
4	Roche	5.6	409,734	2.3	18,671	3.6	AA	A1	AA
5	United States Government	9.0	399,633	2.2	17,918	3.4	AAA	Aaa	AA+
6	Eli Lilly and Company	9.4	257,119	1.4	15,257	2.9	A	A2	AA-
7	FibroGen, Inc.	9.4	234,249	1.3	14,197	2.7	—	—	—
8	Biogen Idec Inc.	13.9	313,872	1.8	13,707	2.6	—	Baa1	A-
9	Bristol-Myers Squibb Company	4.5	251,316	1.4	10,087	1.9	A-	A2	A+
10	Celgene Corporation	7.2	268,836	1.5	10,024	1.9	—	Baa2	BBB+
11	The Scripps Research Institute	2.3	218,031	1.2	9,965	1.9	AA-	Aa3	—
12	GlaxoSmithKline plc	5.1	208,394	1.2	9,936	1.9	A+	A1	A+
13	Amgen Inc.	8.8	294,373	1.6	9,603	1.8	BBB	Baa1	A
14	Massachusetts Institute of Technology	3.4	202,897	1.1	9,535	1.8	—	Aaa	AAA
15	The Regents of the University of California	7.2	188,654	1.1	7,787	1.5	AA	Aa2	AA
16	Alnylam Pharmaceuticals, Inc.	7.3	129,424	0.7	6,955	1.3	—	—	—
17	AstraZeneca PLC	2.5	218,308	1.2	6,835	1.3	AA-	A2	AA-
18	Pfizer Inc.	5.4	128,348	0.7	6,379	1.2	A+	A1	AA
19	Gilead Sciences, Inc.	6.0	109,969	0.6	5,824	1.1	—	Baa1	A-
20	Theravance Biopharma, Inc. (2)	5.9	150,256	0.8	5,494	1.1	—	—	—
	Total/weighted average	8.2	5,463,977	30.4%	$257,039	49.0%

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of June 30, 2014.

(2)	As of June 4, 2014, GlaxoSmithKline plc owned approximately 26% of the outstanding stock of Theravance Biopharma, Inc.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Client Tenant Mix
(Unaudited)

52%	80%

of ARE’s TOTAL ABR	of ARE’s TOP 20 ABR

from Investment-Grade Client Tenants

		(By ABR)

Multinational Pharmaceutical	Institutions (Academic/Medical, Non-Profit, and U.S. Government)	Life Science Product, Service, and Device	Biotechnology: Public & Private
• Astellas Pharma Inc.
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Merck & Co., Inc.
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• UCB S.A.

• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• New York University
• Partners HealthCare System, Inc.
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• University of North Carolina Health Care System
• United States Government
• University of Washington

• Aramco Services Company
• BASF Corporation
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Google Inc.
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Monsanto Company
• Sigma-Aldrich Corporation
• Quest Diagnostics Incorporated
• Thermo Fisher Scientific Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• Fate Therapeutics, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Infinity Pharmaceuticals, Inc.
• Medivation, Inc.
• Nektar Therapeutics
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Theravance Biopharma, Inc.
• Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	RSF					Number of Properties	ABR (Dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,547,714	801,806	112,500	4,462,020	25%	39	$150,609	29%
San Francisco Bay Area	2,612,429	254,608	—	2,867,037	16	26	106,405	20
San Diego	2,843,980	165,938	84,789	3,094,707	18	42	97,086	18
New York City	721,611	191,684	—	913,295	5	6	51,349	10
Maryland	2,155,346	—	—	2,155,346	12	29	50,123	10
Seattle	746,260	—	—	746,260	4	10	30,099	6
Research Triangle Park	1,025,786	—	—	1,025,786	6	15	21,566	4
Canada	1,103,507	—	—	1,103,507	6	5	9,009	2
Non-cluster markets	60,178	—	—	60,178	—	2	927	—
North America	14,816,811	1,414,036	197,289	16,428,136	92	174	517,173	99
Asia	903,230	465,456	—	1,368,686	8	9	5,921	1
Continuing operations	15,720,041	1,879,492	197,289	17,796,822	100	183	$523,094	100%
Properties “held for sale”	84,286	—	—	84,286	—	4
Total	15,804,327	1,879,492	197,289	17,881,108	100%	187

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Market	6/30/14	3/31/14	6/30/13	6/30/14	3/31/14	6/30/13
Greater Boston	98.5%	97.5%	95.5%	95.5%	94.5%	94.7%
San Francisco Bay Area	98.4	99.9	97.3	98.4	99.9	95.9
San Diego	97.2	96.6	94.2	94.4	93.0	91.7
New York City	98.4	98.3	98.4	98.4	98.3	98.4
Maryland	92.7	92.2	92.3	92.7	92.2	89.4
Seattle	93.3	92.9	93.1	93.3	92.9	89.9
Research Triangle Park	97.3	97.1	91.4	97.3	97.1	91.4
Canada	97.6	96.8	96.8	97.6	96.8	96.8
Non-cluster markets	93.9	91.7	54.0	93.9	91.7	54.0
North America	96.9	96.6	94.6	95.6	95.1	92.9
Asia	69.1	68.0	68.1	69.1	68.0	59.8
Continuing operations	95.3%	94.9%	93.3%	94.0%	93.5%	91.2%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center™ at Kendall Square	973,464	388,270	—	1,361,734	6	$44,305	99.2%	99.2%
75/125 and 225 Binney Street, 161 and 215 First Street, 150 Second Street, and 300 Third Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	67,223	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
480/500 Arsenal Street	234,260	—	—	234,260	2	8,099	100.0	100.0
780/790 Memorial Drive	99,350	—	—	99,350	2	6,857	100.0	100.0
167 Sidney Street/99 Erie Street	54,549	—	—	54,549	2	2,709	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	25,309	—	—	25,309	1	620	100.0	100.0
Longwood Medical Area
360 Longwood Avenue (Unconsolidated JV)	—	413,536	—	413,536	1	—	N/A	N/A
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	8,129	87.3	87.3
3, 6, and 8 Preston Court; 29, 35, and 44 Hartwell Avenue; 35, 45, and 47 Wiggins Avenue; and 60 Westview Street
19 Presidential Way	128,325	—	—	128,325	1	3,398	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	2,303	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	801	100.0	100.0
225 Second Avenue (1)	—	—	112,500	112,500	1	—	N/A	—
Rte 495/Worcester
111/130 Forbes Boulevard	155,846	—	—	155,846	2	1,415	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	670	100.0	100.0
306 Belmont Street and 350 Plantation Street	90,690	—	—	90,690	2	1,315	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Greater Boston	3,547,714	801,806	112,500	4,462,020	39	$150,609	98.5%	95.5%

	(1) Redevelopment property acquired in March 2014 to accommodate expansion requirement of existing tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Francisco Bay Area
Mission Bay
409/499 Illinois Street	306,465	147,358	—	453,823	2	$17,968	100.0%	100.0%
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	9,613	100.0	100.0
1500 Owens Street	158,267	—	—	158,267	1	7,107	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	9,393	100.0	100.0
South San Francisco
Alexandria Technology Center – Gateway	448,175	—	—	448,175	6	16,815	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
249/259/269 East Grand Avenue	300,119	107,250	—	407,369	3	11,691	100.0	100.0
400/450 East Jamie Court	163,035	—	—	163,035	2	5,793	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	5,540	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	3,933	90.6	90.6
341/343 Oyster Point Boulevard	107,960	—	—	107,960	2	3,313	100.0	100.0
Palo Alto/Stanford Research Park
849/863 Mitten Road and 866 Malcolm Road	103,611	—	—	103,611	1	2,325	96.2	96.2
2425 Garcia Avenue and 2400/2450 Bayshore Parkway	98,446	—	—	98,446	1	3,869	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
75/125 Shoreway Road	82,815	—	—	82,815	1	1,577	71.0	71.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,664	100.0	100.0
San Francisco Bay Area	2,612,429	254,608	—	2,867,037	26	$106,405	98.4%	98.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Nautilus	241,191	—	—	241,191	4	$8,212	96.2%	96.2%
3530/3550 John Hopkins Court and 3535/3565 General Atomics Court
ARE Sunrise	215,931	—	—	215,931	3	7,972	98.1	98.1
10931, 10933, and 10975 North Torrey Pines Road and 3010 Science Park Road
ARE Spectrum	158,645	165,938	—	324,583	4	7,132	100.0	100.0
3115/3215 Merryfield Row and 3013/3033 Science Park Road
11119 North Torrey Pines Road	72,506	—	—	72,506	1	2,570	100.0	100.0
3545 Cray Court	116,556	—	—	116,556	1	4,765	100.0	100.0
University Town Center
5200 Illumina Way	497,078	—	—	497,078	1	21,289	100.0	100.0
10300 Campus Point Drive	449,759	—	—	449,759	1	16,446	100.0	100.0
ARE Esplanade	180,208	—	—	180,208	3	6,737	93.1	93.1
4755, 4757, and 4767 Nexus Center Drive
ARE Towne Centre	138,578	—	—	138,578	3	3,695	94.7	94.7
9363, 9373, and 9393 Towne Centre Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774	100.0	100.0
Sorrento Mesa
5810/5820/6138/6150 Nancy Ridge Drive	143,996	—	—	143,996	2	2,818	73.6	73.6
ARE Portola	105,812	—	—	105,812	3	1,497	92.8	92.8
6175, 6225, and 6275 Nancy Ridge Drive
10121/10151 Barnes Canyon Road (1)	48,880	—	53,512	102,392	2	476	100.0	47.7
7330 Carroll Road	66,244	—	—	66,244	1	2,440	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	973	100.0	100.0
Sorrento Valley
11025/11035/11045/11055/11065/11075 Roselle Street	90,378	—	31,277	121,655	6	2,253	100.0	74.3
3985/4025/4031/4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,542	100.0	100.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego	2,843,980	165,938	84,789	3,094,707	42	$97,086	97.2%	94.4%

(1) We acquired these properties in 3Q13 with in-place leases. We are actively redeveloping 53,512 RSF at 10121 Barnes Canyon Road. We expect to redevelop 48,880 RSF at 10151 Barnes Canyon Road in 2015 upon expiration of the acquired in-place lease.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
New York City
Manhattan
Alexandria Center™ for Life Science	536,096	191,684	—	727,780	2	$44,782	99.2%	99.2%
430 and 450 East 29th Street
Bergen County
100 Phillips Parkway	78,501	—	—	78,501	1	2,213	90.8	90.8
Pennsylvania
102 Witmer Road	50,000	—	—	50,000	1	3,345	100.0	100.0
701 Veterans Circle	35,155	—	—	35,155	1	735	100.0	100.0
5100 Campus Drive	21,859	—	—	21,859	1	274	100.0	100.0
New York City	721,611	191,684	—	913,295	6	$51,349	98.4%	98.4%

Maryland
Rockville
9800 Medical Center Drive	281,586	—	—	281,586	4	$12,564	100.0%	100.0%
1330 Piccard Drive	131,511	—	—	131,511	1	3,125	100.0	100.0
1500/1550 East Gude Drive	90,489	—	—	90,489	2	1,524	90.5	90.5
14920/15010 Broschart Road	86,703	—	—	86,703	2	1,944	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,091	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,373	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	455	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	1,598	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,169	100.0	100.0
Gaithersburg
Alexandria Technology Center – Gaithersburg I	377,401	—	—	377,401	4	6,784	83.5	83.5
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center – Gaithersburg II	237,137	—	—	237,137	5	5,294	95.4	95.4
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
16020 Industrial Drive	71,000	—	—	71,000	1	1,048	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,153	92.1	92.1
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,190	100.0	100.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	1,591	62.9	62.9
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,155,346	—	—	2,155,346	29	$50,123	92.7%	92.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Property Listing
(Dollars in thousands)
(Unaudited)

	RSF				Number of Properties		Occupancy Percentage
						ABR	Operating	Operating and Redevelopment
Market / Submarket / Address	Operating	Development	Redevelopment	Total
Seattle
Lake Union
1201/1208 Eastlake Avenue East	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1616 Eastlake Avenue East	168,708	—	—	168,708	1	6,414	83.8	83.8
1551 Eastlake Avenue East	117,482	—	—	117,482	1	2,985	80.7	80.7
199 East Blaine Street	115,084	—	—	115,084	1	6,163	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,490	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,412	100.0	100.0
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	35,175	—	—	35,175	2	1,048	100.0	100.0
Seattle	746,260	—	—	746,260	10	$30,099	93.3%	93.3%

Research Triangle Park
Research Triangle Park
Alexandria Technology Center – Alston	186,870	—	—	186,870	3	$3,040	97.3%	97.3%
100, 800, and 801 Capitola Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,955	100.0	100.0
Alexandria Innovation Center – Research Triangle Park	135,677	—	—	135,677	3	2,774	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,062	100.0	100.0
7 Triangle Drive	96,626	—	—	96,626	1	3,157	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	81,580	—	—	81,580	1	1,686	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,308	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	824	100.0	100.0
6101 Quadrangle Drive	30,122	—	—	30,122	1	530	100.0	100.0
Palm Beach
555 Heritage Drive	45,023	—	—	45,023	1	586	49.5	49.5
Research Triangle Park	1,025,786	—	—	1,025,786	15	$21,566	97.3%	97.3%

Canada (1)	1,103,507	—	—	1,103,507	5	$9,009	97.6%	97.6%

Non-Cluster Markets	60,178	—	—	60,178	2	$927	93.9%	93.9%

North America	14,816,811	1,414,036	197,289	16,428,136	174	$517,173	96.9%	95.6%

Asia	903,230	465,456	—	1,368,686	9	$5,921	69.1%	69.1%

Continuing Operations	15,720,041	1,879,492	197,289	17,796,822	183	$523,094	95.3%	94.0%

Properties “held for sale”	84,286	—	—	84,286	4

Total	15,804,327	1,879,492	197,289	17,881,108	187

	(1) Includes land and improvements subject to a ground lease with a client tenant aggregating 780,540 RSF. This amount has been excluded for occupancy purposes.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Page	Book Value	Square Feet		Per Square Foot	Pre-Leased Deliveries Drive Decline in Non-Income-Producing Assets (1)

17%
15%
12%
<10%
2Q14
4Q14 Projection
1Q15 Projection
Target

Rental properties		$6,668,458	15,804,327		$422
Less: accumulated depreciation		(1,039,810)
Rental properties, net		5,628,648

Construction in progress (“CIP”)/current value-creation projects:
Current development in North America	28	613,104	1,414,036		434
Current redevelopment in North America	30	32,139	197,289		163
Current development in Asia	42	60,944	465,456		131
		706,187	2,076,781		340
Subtotal		6,334,835	17,881,108		354

Near-term value-creation projects in North America (CIP):
50, 60, and 100 Binney Street	32	294,048	1,062,180		277	Value-Creation Projects
Other projects	32	108,790	1,411,983		77
Subtotal		402,838	2,474,163		163

Future value-creation projects
North America	32	205,421	4,340,401	(2)	47
Asia	42	79,328	6,419,707		12
Subtotal		284,749	10,760,108		26

Land sold in July 2014	41	7,695	262,950		29

Investments in real estate, net		7,030,117	31,378,329		$224
Add: accumulated depreciation		1,039,810
Gross investments in real estate		$8,069,927

(1) Represents non-income-producing assets (CIP and land) as a percentage of gross investments in real estate.
(2) Includes 1,185,000 RSF attributable to embedded land, which generally represents adjacent land acquired in connection with the acquisition of operating properties.
          As a result, the real estate basis attributable to these land parcels is classified in rental properties, net.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Overview of Value-Creation Pipeline

			Square Feet	Leased/Negotiating %	Year of NOI Contribution – Forecast
Market	Submarket	Address			2014	2015	2016	2017 and Beyond
Current value-creation development/redevelopment projects
Greater Boston	Longwood Medical Area	360 Longwood Avenue	413,536	49%
New York City	Manhattan	430 East 29th Street	418,638	69%
San Francisco Bay Area	Mission Bay	499 Illinois Street	219,574	100%
San Francisco Bay Area	South San Francisco	269 East Grand Avenue	107,250	100%
San Diego	Sorrento Mesa	10121 Barnes Canyon Road	53,512	100%
San Diego	Sorrento Valley	11055/11065/11075 Roselle Street	55,213	75%
Greater Boston	Cambridge	75/125 Binney Street	388,270	99%
San Diego	Torrey Pines	3013/3033 Science Park Road	165,938	63%
Greater Boston	Route 128	225 Second Avenue	112,500	100%
Near-term value-creation development projects (1)
San Diego	University Town Center	5200 Illumina Way – Building 6	149,663	100%
Research Triangle Park	Research Triangle Park	6 Davis Drive	220,000	40%
San Francisco Bay Area	SoMa	500 Townsend Street	300,000	—%
San Diego	University Town Center	10300 Campus Point Drive	140,000	76%
Seattle	Lake Union	400/416/430 Dexter Avenue	253,000	—%
Seattle	Lake Union	1165 Eastlake Avenue East	106,000	100%
Greater Boston	Cambridge	50 Binney Street	276,371	—%
Greater Boston	Cambridge	60 Binney Street	264,150	—%
Greater Boston	Cambridge	100 Binney Street	416,788	—%

(1) See page 17 for RSF targeted for redevelopment.						Value-Creation Development Projects
						Value-Creation Redevelopment Projects

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Current Value-Creation Development Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status						Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF	%	RSF	%	RSF	%
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	—	388,270	388,270	386,111	99%	—	—%	386,111	99%	1Q13	1Q15	2015
499 Illinois Street/San Francisco Bay Area – Mission Bay	72,216	147,358	219,574	219,574	100%	—	—%	219,574	100%	2Q11	3Q14	2014
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	—	107,250	107,250	107,250	100%	—	—%	107,250	100%	1Q13	4Q14	2014
3013/3033 Science Park Road/San Diego – Torrey Pines	—	165,938	165,938	42,047	25%	63,000	38%	105,047	63%	2Q14	1Q15	2016
430 East 29th Street/New York City – Manhattan	226,954	191,684	418,638	254,466	61%	35,643	8%	290,109	69%	4Q12	4Q13	2015
Consolidated development projects in North America	299,170	1,000,500	1,299,670	1,009,448	78%	98,643	7%	1,108,091	85%
Unconsolidated joint venture development project
360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	—	413,536	413,536	154,100	37%	49,471	12%	203,571	49%	2Q12	4Q14	2016
Total	299,170	1,414,036	1,713,206	1,163,548	68%	148,114	9%	1,311,662	77%

	Investment
			Cost to Complete						Unlevered
	June 30, 2014		2014		2015 and Thereafter				Average Cash Yield	Initial Stabilized Yield (Cash Basis)	Initial Stabilized Yield
Property/Market – Submarket			Construction Financing	Internal Funding	Construction Financing	Internal Funding	Total at Completion
	In Service	CIP
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	$—	$221,620	$45,498	$—	$84,321	$—	$351,439	(2)	9.1%	8.0%	8.2%
499 Illinois Street/San Francisco Bay Area – Mission Bay	$51,403	$97,255	$—	$54,263	$—	$—	$202,921		7.3%	6.4%	7.2%
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	$—	$33,609	$17,691	$—	$—	$—	$51,300		9.3%	8.1%	9.3%
3013/3033 Science Park Road/San Diego – Torrey Pines	$—	$30,783	$—	$13,668	$—	$60,340	$104,791		7.7%	7.2%	7.1%
430 East 29th Street/New York City – Manhattan	$213,947	$181,789	$—	$22,974	$—	$44,535	$463,245		7.1%	6.6%	6.5%
Consolidated development projects in North America	$265,350	$565,056	$63,189	$90,905	$84,321	$104,875	$1,173,696
Unconsolidated joint venture development project
100% of JV: 360 Longwood Avenue/Greater Boston – Longwood Medical Area (1)	$—	$265,184	$25,105	$906	$57,166	$1,639	$350,000		9.3%	8.3%	8.9%
Less: Funding from secured construction loans and JV partner capital	$—	$(217,136)	$(25,105)	$—	$(57,166)	$—	$(299,407)
ARE equity method accounting investment in 360 Longwood Avenue	$—	$48,048	$—	$906	$—	$1,639	$50,593
Total ARE investment	$265,350	$613,104	$63,189	$91,811	$84,321	$106,514	$1,224,289
Total 2014, 2015 and thereafter				$155,000		$190,835

(1)
The cost at completion for this unconsolidated joint venture is approximately $350.0 million. The joint venture had a construction loan with commitments aggregating $213.2 million with $128.0 million outstanding. The remaining cost to complete the development is expected to be funded primarily from the remaining commitments of $85.2 million under the construction loan.

We have a 27.5% interest in this unconsolidated joint venture. Our projected unlevered initial stabilized cash yield is based upon our share of the investment in real estate by the joint venture at completion of approximately $108.3 million. Development management fees have been excluded from our estimate of unlevered yields.

(2)
In 3Q13, we completed the preliminary design and budget for interior improvements for use by ARIAD Pharmaceuticals, Inc. (“ARIAD”). Based upon our lease with ARIAD, we expect an increase in both estimated NOI and estimated cost at completion, with no significant change in our estimated yields. In light of certain changes in ARIAD’s business, ARIAD is re-assessing their plans to occupy the entire facility. As a result, plans and drawings for the interior improvements for the project have not been approved by ARIAD in accordance with the time lines specified in the lease. We expect ARIAD to finalize the design and budget for all or a portion of their interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields. Pursuant to the terms of the lease we expect rent to commence in late March 2015.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Current Value-Creation Development Projects in North America

Property	75/125 Binney Street	499 Illinois Street	269 East Grand Avenue
Submarket/Market	Cambridge/Greater Boston	Mission Bay/San Francisco Bay Area	South San Francisco/San Francisco Bay Area
RSF (in progress)	388,270	147,358	107,250
Project Type	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Illumina, Inc./Medivation, Inc./The Regents of the University of California	Amgen Inc.
Photograph/ Rendering
Property	3013/3033 Science Park Road	430 East 29th Street	360 Longwood Avenue
Submarket/Market	Torrey Pines/San Diego	Manhattan/New York City	Longwood Medical Area/Greater Boston
RSF (in progress)	165,938	191,684	413,536
Project Type	Development	Development	Unconsolidated JV Development
Client Tenants	Receptos, Inc./Others	Roche/New York University/Others	Dana-Farber Cancer Institute, Inc.
Photograph/ Rendering

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Current Value-Creation Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

				Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
	Project RSF			Leased			Negotiating		Total Leased/Negotiating
Property/Market – Submarket	In Service	CIP	Total	RSF		%	RSF	%	RSF	%
Consolidated redevelopment projects in North America
225 Second Avenue/Greater Boston – Route 128 (1)	—	112,500	112,500	112,500		100%	—	—%	112,500	100%	1Q14	2Q15	2015
10121 Barnes Canyon Road/San Diego – Sorrento Mesa (2)	—	53,512	53,512	53,512		100%	—	—%	53,512	100%	1Q14	3Q14	2014
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley (1)	23,936	31,277	55,213	41,163	(3)	75%	—	—%	41,163	75%	4Q13	2Q14	2015
Consolidated redevelopment projects in North America	23,936	197,289	221,225	207,175		94%	—	—%	207,175	94%

	Investment						Unlevered
			Cost to Complete					Initial Stabilized Yield (Cash Basis)
Property/Market – Submarket	June 30, 2014		2014 Funding		2015 and Thereafter Funding	Total at Completion	Average Cash Yield		Initial Stabilized Yield
	In Service	CIP
Consolidated redevelopment projects in North America
225 Second Avenue/Greater Boston – Route 128	$—	$19,721	$12,554		$14,396	$46,671	9.0%	8.3%	8.3%
10121 Barnes Canyon Road/San Diego – Sorrento Mesa	$—	$6,543	$11,730	(4)	$—	$18,273	8.8%	7.7%	7.7%
11055/11065/11075 Roselle Street/San Diego – Sorrento Valley	$6,975	$5,875	$2,716		$2,784	$18,350	8.0%	7.8%	7.9%
Consolidated redevelopment projects in North America	$6,975	$32,139	$27,000		$17,180	$83,294

(1)	Acquired 225 Second Avenue and 11055/11065/11075 Roselle Street in March 2014 and November 2013, respectively, to accommodate expansion requirements of existing tenants.

(2)	Acquired in July 2013 with an in-place lease. This property became vacant in 1Q14, as anticipated, allowing us the opportunity to commence the redevelopment.

(3)	In 2Q14, we delivered 23,936 RSF to a life science company. We expect to deliver the remaining pre-leased 17,227 RSF in 2Q15.

(4)
This property is subject to a ground lease. Included in the cost to complete is an estimate of $4.4 million to complete the purchase of the fee interest in the land and improvements. We expect to complete the purchase of the land in 4Q14.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Current Value-Creation Redevelopment Projects in North America

Property	225 Second Avenue
Submarket/Market	Route 128/Greater Boston
RSF (in progress)	112,500
Project Type	Conversion of non-laboratory to laboratory
Client Tenants	FORUM Pharmaceuticals Inc.

Property	10121 Barnes Canyon Road
Submarket/Market	Sorrento Mesa/San Diego
RSF (in progress)	53,512
Project Type	Conversion to technology use
Client Tenants	Outerwall Inc.

Property	11055/11065/11075 Roselle Street
Submarket/Market	Sorrento Valley/San Diego
RSF (in progress)	31,277
Project Type	Conversion of non-laboratory to laboratory
Client Tenants	Tandem Diabetes Care, Inc.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term and Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Land Undergoing Predevelopment Activities (CIP)				Land Held for Development			Embedded Land (1)		Total
Property – Market	Book Value	Square Feet		Cost Per Square Foot	Book Value	Square Feet	Cost Per Square Foot	Square Feet		Book Value	Square Feet	Cost Per Square Foot
Near-term value-creation development projects
Alexandria Center™ at Kendall Square (“ACKS”) – Greater Boston:
50, 60, and 100 Binney Street (2)	$294,048	1,062,180		$277	$—	—	$—	—		$294,048	1,062,180	$277
500 Townsend Street – San Francisco Bay Area	53,066	300,000		177	—	—	—	—		53,066	300,000	177
5200 Illumina Way – San Diego (3)	15,894	392,983	(3)	40	—	—	—	—		15,894	392,983	40
10300 Campus Point Drive – San Diego (3)	4,806	140,000	(3)	34	—	—	—	—		4,806	140,000	34
400/416/430 Dexter Avenue North – Seattle	13,528	253,000		53	—	—	—	—		13,528	253,000	53
1165 Eastlake Avenue East – Seattle (4)	16,416	106,000		155	—	—	—	—		16,416	106,000	155
6 Davis Drive – Research Triangle Park	5,080	220,000		23	—	—	—	—		5,080	220,000	23
Near-term value-creation development projects	402,838	2,474,163		163	—	—	—	—		402,838	2,474,163	163

Future value-creation development projects
East 29th Street - New York City	—	—		—	—	—	—	420,000	(5)	—	420,000	—
Alexandria Technology Square® – Greater Boston	—	—		—	7,722	100,000	77	—		7,722	100,000	77
ACKS – 50 Rogers Street Residential – Greater Boston	—	—		—	4,075	150,000	27	—		4,075	150,000	27
Grand Avenue – San Francisco Bay Area	—	—		—	45,002	397,132	113	—		45,002	397,132	113
Rozzi/Eccles – San Francisco Bay Area	—	—		—	73,031	514,307	142	—		73,031	514,307	142
Executive Drive/Other – San Diego	—	—		—	4,290	49,920	86	279,000		4,290	328,920	13
9800 Medical Center Drive – Maryland	—	—		—	4,572	260,721	18	—		4,572	260,721	18
9950 Medical Center Drive – Maryland	—	—		—	3,375	61,000	55	—		3,375	61,000	55
Research Boulevard – Maryland	—	—		—	7,262	347,000	21	—		7,262	347,000	21
Firstfield Road – Maryland	—	—		—	4,056	95,000	43	—		4,056	95,000	43
124 Terry Avenue North – Seattle	—	—		—	6,839	200,000	34	—		6,839	200,000	34
1150/1166 Eastlake Avenue East – Seattle	—	—		—	15,249	160,266	95	—		15,249	160,266	95
Other	—	—		—	29,948	820,055	37	486,000		29,948	1,306,055	23
Future value-creation development projects	—	—		—	205,421	3,155,401	65	1,185,000		205,421	4,340,401	47

Total value-creation development projects	$402,838	2,474,163		$163	$205,421	3,155,401	$65	1,185,000		$608,259	6,814,564	$89

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties, net.

(2)	Includes a residential building totaling approximately 105,000 RSF.

(3)	See information on pre-leasing and letter of intent negotiations on pages 35 and 36.

(4)	The cost per square foot for 1165 Eastlake Avenue East includes an existing structure that can substantially be incorporated into the development plans.

(5)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 RSF at the Alexandria Center™ for Life Science pursuant to an option under our ground lease. We have begun discussions regarding this option and the future ground-up development project.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development Project	Near-Term Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully integrated campus featuring four world-class laboratory/office and tech office buildings, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.2 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
The 1.2 million developable square feet consists of ground-up development of laboratory/office and tech office buildings at 50, 60, and 100 Binney Street, and two residential buildings.

Near-term opportunity consists of 50, 60, and 100 Binney Street and one residential building aggregating approximately 1.1 million RSF. Subject to market conditions, we expect to commence development of the near-term projects over the next one to three years as we have demand from existing tenants and demand from tenants in the market. Additionally, we anticipate financing these projects with joint venture capital.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

Future value-creation opportunity of one residential building for 150,000 square feet.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term Value-Creation Development Projects
San Francisco Bay Area

Operating/Development Project	Near-Term Value-Creation Project

Property	500 Townsend Street
Submarket/Market	SoMa/San Francisco Bay Area
Aerial
Background
Alexandria’s 500 Townsend Street project was acquired in April 2014 and represents an expansion of our successful Mission Bay science and technology campus into the SoMa submarket.  The site is ideally located at the corner of Townsend and 6th Streets, placing it within close proximity to public transportation.  The site is also adjacent to one of Interstate 280’s key arrival points into San Francisco and is only blocks from Interstate 80 and the US 101 Freeway. Furthermore, with its highly strategic location at the intersection of Alexandria’s Mission Bay science and technology campus and the SoMa technology district, the 500 Townsend Street site, and this key cluster expansion, mirrors the convergence of life science, technology, and healthcare occurring with the digital health revolution.

Near-Term Opportunity
Ground-up development of a laboratory/office or tech office building aggregating approximately 300,000 gross square feet for either single or multi-tenancy to strategically capture strong demand from high-quality science and digital health companies in our world-class urban campus in the heart of San Francisco.  We are in the process of perfecting entitlements, marketing for lease, and subject to market conditions, we plan to commence construction as soon as possible in 2015.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	5200 Illumina Way
Submarket/Market	University Town Center/San Diego
Aerial
Background
Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a market capitalization of $19.1 billion as of March 31, 2014. We previously delivered two build-to-suit projects, building 4 and building 5, to Illumina, Inc. in 4Q12 and 1Q13, respectively.

Near-Term Opportunity
Ground-up development of two laboratory/office buildings aggregating 392,983 RSF. We have an executed letter of intent for a new building (building 6) for 149,663 RSF. We expect to commence construction of this building in 2014. Subject to market conditions, we also expect to commence development of at least one additional building over the next one to three years as we expect expansion requirements from Illumina, Inc.  We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term Value-Creation Development Projects
San Diego

Operating	Near-Term Value-Creation Project

Property	10300 Campus Point Drive
Submarket/Market	University Town Center/San Diego
Aerial
Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant laboratory/office campus in University Town Center with additional developable square footage.
Near-Term Opportunity
Ground-up development of at least one building aggregating approximately 140,000 RSF. We are currently negotiating a letter of intent with an existing tenant for an expansion into the majority of a new building. We expect to commence construction of this building in 2015. We also expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term and Future Value-Creation Development Projects
Seattle

Operating	Near-Term and Future Value-Creation Project

Property	124 Terry Avenue North	Eastlake Avenue East	400/416/430 Dexter Avenue North
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle	Lake Union/Seattle
Aerial
Background
Alexandria’s Terry Avenue, Eastlake Avenue East, and Dexter Avenue North assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington, as well as the corporate headquarters for Amazon.com, Inc.

Near-Term Opportunity	124 Terry Avenue North	1165 Eastlake Avenue East	400/416/430 Dexter Avenue North
Ground-up mixed-use development primarily of residential space.
Ground-up development of a laboratory/office or tech office building for 106,000 RSF for single or multi-tenancy.  Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

Ground-up development of a laboratory/office or tech office building for approximately 253,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project over the next one to three years as we have a tenant identified for this project. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Near-Term Value-Creation Development Projects
Research Triangle Park

Operating	Near-Term Value-Creation Project

Property	6 Davis Drive
Submarket/Market	Research Triangle Park/Research Triangle Park
Aerial
Background

Alexandria’s 6 Davis Drive is centrally located in the Research Triangle Park among three world-class research universities, Duke University, University of North Carolina at Chapel Hill, and North Carolina State University. The Research Triangle Park is home to numerous healthcare, life science, agricultural biotechnology, and biopharmaceutical companies such as BASF Corporation, Bayer CropScience, Biogen Idec, Eisai, Inc., Monsanto Corporation, Novartis Vaccines, and Syngenta Biotechnology, Inc.

Near-Term Opportunity
Ground-up development of laboratory/office buildings at 6 Davis Drive aggregating approximately 220,000 RSF for either single or multi-tenancy. Subject to market conditions, we expect to commence construction of this project in 2014 as we have demand from existing tenants and from tenants in the market. We expect to disclose the estimated investment and yields upon commencement of ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Actual and Projected Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Projected Construction Spending	Six Months Ended December 31, 2014		2014 Guidance Range
Current value-creation projects in North America:
Development	$155,000
Redevelopment	27,000
Developments/redevelopments recently transferred to rental properties	27,000	(1)
Generic laboratory infrastructure/building improvement projects	37,000	(2)
Current value-creation projects in North America		246,000
Near-term value-creation projects:
Development	60,000	(3)
Redevelopment	2,000
Predevelopment	63,000	(4)
Near-term value-creation projects		125,000
Value-creation projects		371,000
Non-revenue-enhancing capital expenditures		8,000
Projected construction spending		$379,000	$349,000 – 409,000
Actual construction spending for the six months ended June 30, 2014			211,036
Guidance range for the year ended December 31, 2014			$560,000 – 620,000

(1)
Represents spending for recently delivered projects, including 4757 Nexus Center Drive, 1616 Eastlake Avenue East, and 1551 Eastlake Avenue East, that may require additional construction prior to occupancy, generally ranging from 15,000 to 30,000 RSF of the project.

(2)	Includes, among others, 3535 General Atomics Court, 3000/3018 Western Avenue, 5810/5820 Nancy Ridge Drive, 8000 Virginia Manor Road, and 44 Hartwell Avenue.

(3)	Includes, among others, 5200 Illumina Way, Eastlake Avenue East, 10300 Campus Point Drive, and 6 Davis Drive.

(4)
Includes predevelopment costs related to: (i) approximately $9 million of site and infrastructure costs for the 1.1 million RSF related to the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks (excluding the portion related to 75/125 Binney Street, which is included in the projected development spending), and (ii) approximately $27 million in connection with submittal of the building permit application, procurement of construction materials, as well as site mobilization related to 50 Binney Street and 60 Binney Street.

Actual Construction Spending	Six Months Ended June 30, 2014
Development – North America	$132,875
Redevelopment – North America	31,690
Predevelopment	20,317
Generic laboratory infrastructure/building improvement projects in North America (1)	20,714
Development and redevelopment – Asia	5,440
Total construction spending	$211,036

(1)	Includes revenue-enhancing projects and amounts shown in the table to the right related to non-revenue-enhancing capital expenditures.

Non-revenue-enhancing Capital Expenditures, Tenant Improvements, and Leasing Costs (1)	Six Months Ended June 30, 2014			5 Year Average Per RSF
	Amount	RSF	Per RSF
Non-revenue-enhancing capital expenditures	$3,035	14,528,858	$0.21	$0.23

Tenant improvements and leasing costs:
Re-tenanted space	$4,035	214,453	$18.82	$10.17
Renewal space	3,952	731,813	$5.40	$5.30
Total tenant improvements and leasing costs/weighted average	$7,987	946,266	$8.44	$6.63

(1)	Excludes amounts that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Acquisitions
(Dollars in thousands)
(Unaudited)

												Unlevered
Property/Market – Submarket	Type	Date Acquired	Number of Properties	Purchase Price		Loan Assumption		SF	Leased %		Negotiating %	Average Cash Yield	Initial Stabilized Yield (Cash)	Initial Stabilized Yield
3545 Cray Court/San Diego – Torrey Pines	Operating	1/30/14	1		$64,000	$40,724	(1)	116,556	100%		—%	7.2%	7.0%	7.2%
4025/4031/4045 Sorrento Valley Boulevard/ San Diego – Sorrento Valley	Operating	3/17/14	3		12,400	7,605	(2)	42,566	100%		—%	8.2%	7.8%	8.2%
225 Second Avenue/Greater Boston – Route 128	Redevelopment	3/27/14	1		16,330	—		112,500	100%	(3)	—%	9.0%	8.3%	8.3%
500 Townsend Street/San Francisco Bay Area – SoMa	Land	4/18/14	—		50,000	—		300,000	N/A		N/A	TBD	TBD	TBD
Total			5		$142,730	$48,329

			Low		High
Acquisitions guidance range for the year ended December 31, 2014			$100,000	–	$200,000

(1)	Secured note payable with a contractual rate of 4.66% and a maturity date of January 1, 2023.

(2)	Secured note payable with a contractual rate of 5.74% and a maturity date of April 15, 2016.

(3)	Acquired vacant. We subsequently leased 100% of the project to accommodate expansion requirements of an existing tenant.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Dispositions and Other Sources of Capital
(In thousands)
(Unaudited)

Description	Year Ended December 31, 2014
Completed
Land sold during the second quarter of 2014	$19,000
Land sold in July 2014	7,900

Projected
Income-producing assets “held for sale” (at net book value) (1)	7,700
Additional non-income-producing asset sales/strategic joint venture capital (2)	110,400 – 210,400
Total projected asset sales/strategic joint venture capital for 2014	$145,000 – 245,000

(1)	See results of discontinued operations for the three and six months ended June 30, 2014, below.

(2)
Includes (i) projected sale of interest in land for a near-term development located at 50, 60, and 100 Binney Street in Cambridge, M.A. (currently under negotiation) and (ii) projected sales of other land parcels.

Discontinued operations	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Total revenues	$—	$—
Operating expenses	147	309
NOI from discontinued operations	(147)	(309)
Depreciation expense	—	—
Loss from discontinued operations (1)	$(147)	$(309)

(1)	Loss from discontinued operations includes the results of operations for four operating properties that were classified as “held for sale” as of June 30, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Real Estate Investments in Asia
(Unaudited)

	Number of Properties	ABR (in thousands)	Occupancy Percentage	Book Value (in thousands)	Square Feet
Rental properties, net, in China	2	$938	63.7%	$56,674	471,384
Rental properties, net, in India	7	4,983	75.0	52,801	431,846
	9	$5,921	69.1%	109,475	903,230

Construction in progress:
Current development projects in China				26,391	160,694
Current development projects in India				34,553	304,762
				60,944	465,456
Future value-creation projects in Asia				79,328	6,419,707
Total investments in real estate, net, in Asia				$249,747	7,788,393

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	42

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Key Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA	Fixed Charge Coverage Ratio	Unencumbered NOI as a % of Total NOI

High-Quality Tenancy		Pre-Leased Deliveries Drive Decline in Non-Income-Producing Assets (1)	Liquidity

52%	80%
of ARE’s TOTAL ABR	of ARE’s TOP 20 ABR

from Investment-Grade Client Tenants

(1)	Represents non-income-producing assets (CIP and land) as a percentage of gross investments in real estate.

(2)
Reflects our $700 million bond offering that was completed on July 18, 2014, at a weighted average rate of 3.5%, consisting of $400 million of 2.75% unsecured senior notes payable due in 2020 and $300 million of 4.50% unsecured senior notes payable due in 2029. Net proceeds of $694 million were used to reduce variable rate debt, including the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan and to increase our overall liquidity by reducing $569 million of borrowings outstanding on our unsecured senior line of credit.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

2015 Key Capital Planning Considerations
(Unaudited)

Delivery of significantly pre-leased development and redevelopment projects:
1) drive substantial decline in non-income-producing assets; and
2) drive ability to fund growth, including construction, through significant increase in EBITDA

17%
2Q14

Reduction in Non-Income-Producing Assets (1)

Pre-leased Deliveries	(9%)
Sales	(2%)
Additions	+6%
Net reduction	**(5%)**

<12%
1Q15

	2015
FCF (2)	$110M-$130M
EBITDA (3)	$390M-$470M
Internal Funding Forecast	**$500M-$600M**

Target Net Debt to Adjusted EBITDA

6.5x
4Q15

(1)	Represents non-income-producing assets as a percentage of gross investments in real estate. See pre-leasing of current projects on pages 28 and 30.

(2)	Represents estimated net cash provided by operating activities after dividends.

(3)	Represents amount of construction that can be funded by debt through growth in Adjusted EBITDA on a leverage neutral basis.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable	$415,655	$199,896	$615,551	4.83%	3.2
Unsecured senior notes payable	1,048,310	—	1,048,310	4.29	8.3
$1.5 billion unsecured senior line of credit	—	571,000	571,000	1.25	4.5
2016 Unsecured Senior Bank Term Loan	350,000	150,000	500,000	1.40	2.1
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	2.05	4.5
Total/weighted average	$2,413,965	$920,896	$3,334,861	3.03%	5.1
Percentage of total debt	72%	28%	100%
Percentage of total debt / weighted averages - pro forma (2)	93%	7%	100%	3.50%	6.3

(1)
Represents the weighted average interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. Excludes bank fees and amortization of loan fees.

(2)
Reflects our $700 million bond offering that was completed on July 18, 2014, at a weighted average rate of 3.5%, consisting of $400 million of 2.75% unsecured senior notes payable due in 2020 and $300 million of 4.50% unsecured senior notes payable due in 2029. Net proceeds of $694 million were used for the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan and to reduce $569 million outstanding on our unsecured senior line of credit.

Debt maturities schedule (Pro forma for bond offering in July 2014) (1) (In millions)

(1)
Reflects our $700 million bond offering that was completed on July 18, 2014, at a weighted average rate of 3.5%, consisting of $400 million of 2.75% unsecured senior notes payable due in 2020 and $300 million of 4.50% unsecured senior notes payable due in 2029. Net proceeds of $694 million were used for the partial repayment of $125 million of our 2016 Unsecured Senior Bank Term Loan and to reduce $569 million outstanding on our unsecured senior line of credit.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	45

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate (1)	Maturity Date (2)	Principal Payments Remaining for the Period Ending December 31,
Debt					2014	2015	2016	2017	2018	Thereafter	Total
Secured notes payable
San Diego	5.39%		4.00%	11/1/14	$7,386	$—	$—	$—	$—	$—	$7,386
Seattle	6.00		6.00	11/18/14	120	—	—	—	—	—	120
Maryland	5.64		4.50	6/1/15	69	5,777	—	—	—	—	5,846
San Francisco Bay Area	L+1.50		1.66	7/1/15	—	46,399	—	—	—	—	46,399
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	1/1/16	862	1,816	75,501	—	—	—	78,179
Greater Boston, San Diego, and New York City	5.82		5.82	4/1/16	465	988	29,389	—	—	—	30,842
San Diego	5.74		3.00	4/15/16	83	175	6,916	—	—	—	7,174
San Francisco Bay Area	L+1.40		1.56	6/1/16	—	—	11,936	—	—	—	11,936
San Francisco Bay Area	6.35		6.35	8/1/16	1,229	2,652	126,715	—	—	—	130,596
Maryland	2.14		2.14	1/20/17	—	—	—	76,000	—	—	76,000
Greater Boston	L+1.35		1.50	8/23/17	—	—	—	65,440	—	—	65,440
San Diego, Maryland, and Seattle	7.75		7.75	4/1/20	741	1,570	1,696	1,832	1,979	106,490	114,308
San Diego	4.66		4.66	1/1/23	669	1,402	1,464	1,540	1,614	33,367	40,056
San Francisco Bay Area	6.50		6.50	6/1/37	—	18	19	20	22	751	830
Unamortized premiums					161	218	60	—	—	—	439
Secured notes payable average/subtotal	4.89%		4.83		11,785	61,015	253,696	144,832	3,615	140,608	615,551

2016 Unsecured Senior Bank Term Loan	L+1.20%		1.40	7/31/16	—	—	500,000	—	—	—	500,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		2.05	1/3/19	—	—	—	—	—	600,000	600,000
$1.5 billion unsecured senior line of credit	L+1.10%	(3)	1.25	1/3/19	—	—	—	—	—	571,000	571,000
Unsecured senior notes payable	4.60%		4.61	4/1/22	—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	6/15/23	—	—	—	—	—	500,000	500,000
Unamortized discounts					(82)	(170)	(177)	(184)	(192)	(885)	(1,690)
Unsecured debt average/subtotal			2.63		(82)	(170)	499,823	(184)	(192)	2,220,115	2,719,310
Average/total			3.03%		$11,703	$60,845	$753,519	$144,648	$3,423	$2,360,723	$3,334,861

Balloon payments					$7,339	$52,139	$748,836	$141,440	$—	$2,351,238	$3,300,992
Principal amortization					4,364	8,706	4,683	3,208	3,423	9,485	33,869
Total consolidated debt					$11,703	$60,845	$753,519	$144,648	$3,423	$2,360,723	$3,334,861

Fixed-rate/hedged variable-rate debt					$11,583	$14,446	$591,582	$3,208	$3,423	$1,789,723	$2,413,965
Unhedged variable-rate debt					120	46,399	161,937	141,440	—	571,000	920,896
Total consolidated debt					$11,703	$60,845	$753,519	$144,648	$3,423	$2,360,723	$3,334,861

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	In addition to the stated rate, the unsecured senior line of credit is subject to an annual facility fee of 0.20%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Summary of Debt
(Dollars in thousands)
(Unaudited)

Secured construction loans

Address	Market	Stated Rate	Maturity Date		Outstanding Balance	Remaining Commitment	Total Aggregate Commitments
259 East Grand Avenue	San Francisco Bay Area	L+1.50%	7/1/15	(1)	$46,399	$8,601	$55,000
269 East Grand Avenue	San Francisco Bay Area	L+1.40%	6/1/16	(2)	11,936	24,064	36,000
75/125 Binney Street	Greater Boston	L+1.35%	8/23/17	(3)	65,440	184,960	250,400
					$123,775	$217,625	$341,400

(1)	We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(2)	We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions.

(3)	We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions.

Unconsolidated joint venture debt summary

Loan Collateral	Total Commitments	Total Outstanding	Third Party Share	ARE Share		Maturity Date		Interest Rate
360 Longwood Avenue	$213,200	$128,003	$92,802	$35,201	(1)	4/1/17	(2)	5.25%	(3)

(1)	We have a 27.5% equity interest in this unconsolidated joint venture.

(2)	We have two, one-year options to extend the stated maturity date to April 1, 2019, subject to certain conditions.

(3)	Secured construction loan bears interest at LIBOR+3.75%, with a floor of 5.25%.

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	38%	≤ 60.0%	34.2%
Secured Debt to Total Assets	≤ 40%	7%	≤ 45.0%	6.3%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.9x	≥ 1.50x	2.94x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	266%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	36.8%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	9.08x

Interest rate swap agreements

		Number of Contracts	Weighted Average Interest Pay Rate (1)	Fair Value as of 6/30/14	Notional Amount in Effect as of
Effective Date	Maturity Date				6/30/14	12/31/14	12/31/15	12/31/16
December 31, 2013	December 31, 2014	2	0.98%	$(2,114)	$500,000	$—	$—	$—
December 31, 2013	March 31, 2015	2	0.23%	(144)	250,000	250,000	—	—
March 31, 2014	March 31, 2015	4	0.21%	(75)	200,000	200,000	—	—
December 31, 2014	March 31, 2016	3	0.53%	(335)	—	500,000	500,000	—
March 31, 2016	March 31, 2017	3	1.40%	46	—	—	—	500,000
Total				$(2,622)	$950,000	$950,000	$500,000	$500,000

(1)
In addition to the interest pay rate, borrowings outstanding as of June 30, 2014, under our unsecured senior bank term loans include an applicable margin of 1.20% and borrowings outstanding under our unsecured senior line of credit include an applicable margin of 1.10%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Definitions and Reconciliations
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Net income	$36,116	$40,749	$44,222	$32,453	$33,337	$76,865	$63,574
Interest expense	17,433	19,123	17,783	16,171	15,978	36,556	33,998
Depreciation and amortization:
Continuing operations	57,314	50,421	48,084	48,866	46,344	107,735	92,173
Discontinued operations	—	—	17	236	236	—	1,402
EBITDA	110,863	110,293	110,106	97,726	95,895	221,156	191,147
Stock compensation expense	3,076	3,228	4,011	3,729	4,463	6,304	7,812
Loss on early extinguishment of debt	—	—	—	1,432	560	—	560
(Gain) loss on sale of real estate	—	—	—	—	(219)	—	121
Gain on sale of land parcel	(797)	—	(4,052)	—	(772)	(797)	(772)
Impairment of investments	—	—	853	—	—	—	—
Deal costs	—	—	1,446	—	—	—	—
Adjusted EBITDA	$113,142	$113,521	$112,364	$102,887	$99,927	$226,663	$198,868

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, deal costs, and impairments.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate and land parcels, deal costs, and impairments provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA and Adjusted EBITDA have limitations as measures of our performance.  EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Adjusted EBITDA margins

We calculate Adjusted EBITDA margins by dividing Adjusted EBITDA by total revenues. Because our total revenues exclude revenues from discontinued operations, for the purposes of calculating the margin ratio, we exclude the Adjusted EBITDA generated by our discontinued operations for each period presented. We believe excluding Adjusted EBITDA for discontinued operations improves the consistency and comparability of the Adjusted EBITDA margins from period to period. The following table reconciles Adjusted EBITDA to Adjusted EBITDA – excluding discontinued operations:

	Three Months Ended					Six Months Ended
(Dollars in thousands)	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Adjusted EBITDA	$113,142	$113,521	$112,364	$102,887	$99,927	$226,663	$198,868
Add back: operating loss (income) from discontinued operations	147	162	126	(193)	(266)	309	(2,609)
Adjusted EBITDA – excluding discontinued operations	$113,289	$113,683	$112,490	$102,694	$99,661	$226,972	$196,259
Total revenues	$176,402	$176,186	$168,823	$158,315	$153,930	$352,588	$304,013
Adjusted EBITDA margins	64%	65%	67%	65%	65%	64%	65%

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) maintenance building improvements, and non-revenue-enhancing tenant improvements and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) stock compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Adjusted funds from operations (continued)

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed charge coverage ratio for a reconciliation of interest expense, the most directly comparable GAAP financial measure, to cash interest.

Construction in progress

A key component of our business model is our value-creation development and redevelopment projects.  These projects are focused on providing high-quality, generic, and reusable science and technology space to meet the real estate requirements of and are reusable by a wide range of client tenants.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable facilities.  We generally will not commence new development projects for above-ground construction of Class A science and technology space without first securing pre-leasing for such space except when there is significant market demand for high-quality Class A facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic science and technology space.

Land undergoing predevelopment activities (CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of construction of aboveground building improvements.  If aboveground construction is not initiated at completion of predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.  The largest project included in land undergoing predevelopment consists of our 1.1 million developable square feet at the Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for construction of aboveground building improvements. For example, site and infrastructure costs for the 1.1 million RSF primarily related to 50, 60, and 100 Binney Street of the Alexandria Center™ at Kendall Square are classified as predevelopment prior to commencement of vertical construction.

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	49

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Fixed charge coverage ratio

The fixed charge coverage ratio is the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Adjusted EBITDA	$113,142	$113,521	$112,364	$102,887	$99,927

Interest expense	$17,433	$19,123	$17,783	$16,171	$15,978
Add: capitalized interest	11,302	12,013	14,116	16,788	15,690
Less: amortization of loan fees	(2,743)	(2,561)	(2,636)	(2,487)	(2,427)
Less: amortization of debt premium (discounts)	69	(205)	(146)	(153)	(115)
Cash interest	26,061	28,370	29,117	30,319	29,126
Dividends on preferred stock	6,472	6,471	6,471	6,472	6,471
Fixed charges	$32,533	$34,841	$35,588	$36,791	$35,597
Fixed charge coverage ratio – quarter annualized	3.5x	3.3x	3.2x	2.8x	2.8x
Fixed charge coverage ratio – trailing 12 months	3.2x	3.0x	2.9x	2.8x	2.7x

Funds from operations and funds from operations, as adjusted

FFO is a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the write-down of assets when fair value over the recoverability period is less than the carrying value. We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, losses on early extinguishment of debt, preferred stock redemption charges, impairments of land parcels, impairments of investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial yields and initial yields on a cash basis, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•
Initial stabilized yield: reflects rental income less straight-line rent, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield – cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis.

Net debt to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage.  Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. The following table reconciles net debt to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	6/30/14		3/31/14		12/31/13		9/30/14		6/30/13
Secured notes payable	$615,551		$597,511		$708,831		$708,653		$711,029
Unsecured senior notes payable	1,048,310		1,048,270		1,048,230		1,048,190		1,048,395
Unsecured senior line of credit	571,000		506,000		204,000		14,000		—
Unsecured senior bank term loans	1,100,000		1,100,000		1,100,000		1,100,000		1,200,000
Less: cash and cash equivalents	(61,701)		(74,970)		(57,696)		(53,839)		(302,205)
Less: restricted cash	(24,519)		(30,454)		(27,709)		(30,654)		(30,914)
Net debt	$3,248,641		$3,146,357		$2,975,656		$2,786,350		$2,626,305
Adjusted EBITDA – quarter annualized	$452,568		$454,084		$449,456		$411,548		$399,708
Net debt to Adjusted EBITDA – quarter annualized	7.2	x	6.9	x	6.6	x	6.8	x	6.6	x
Adjusted EBITDA – trailing 12 months	$441,914		$428,699		$414,119		$403,974		$396,739
Net debt to Adjusted EBITDA – trailing 12 months	7.4	x	7.3	x	7.2	x	6.9	x	6.6	x

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	50

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

NOI

The following table reconciles total NOI to income from continuing operations:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2014	2013	2014	2013
Total NOI	$124,049	$107,653	$247,728	$212,550
Other expenses:
General and administrative	13,836	12,455	27,060	24,103
Interest	17,433	15,978	36,556	33,998
Depreciation and amortization	57,314	46,344	107,735	92,173
Loss on early extinguishment of debt	—	560	—	560
Total other expenses	88,583	75,337	171,351	150,834
Income from continuing operations	$35,466	$32,316	$76,377	$61,716

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, excluding loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into redevelopment and development, and projects delivered into operations from redevelopment and development, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented separate from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the same properties.

The following table reconciles same properties to total properties for the six months ended June 30, 2014:

Development – current	Properties	Summary	Properties

75/125 Binney Street	1	Development – current	7

499 Illinois Street	1	Development – deliveries	1

269 East Grand Avenue	1	Redevelopment – current	4

3013/3033 Science Park Road	2	Redevelopment – deliveries	10

430 East 29th Street	1

360 Longwood Avenue (unconsolidated JV)	1	Development/redevelopment – Asia	5

	7	Acquisitions in North America since January 1, 2013:

Development – deliveries since January 1, 2013	Properties	10151 Barnes Canyon Road	1

		407 Davis Drive	1

225 Binney Street	1	150 Second Street	1

		3545 Cray Court	1

Redevelopment – current	Properties	4025/4031/4045 Sorrento Valley Boulevard	3

225 Second Avenue	1

10121 Barnes Canyon Road	1

11055/11065 Roselle Street	2	Properties “held for sale”	4

	4	Total properties excluded from same properties	38

Redevelopment – deliveries since January 1, 2013	Properties

		Same properties	149

400 Technology Square	1

285 Bear Hill Road	1	Total properties as of June 30, 2014	187

343 Oyster Point Boulevard	1

4757 Nexus Center Drive	1

11075 Roselle Street	1

1616 Eastlake Avenue East	1

1551 Eastlake Avenue East	1

9800 Medical Center Drive	3

	10

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	51

ALEXANDRIA REAL ESTATE EQUITIES, INC.
June 30, 2014

Definitions and Reconciliations (continued)
(Unaudited)

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt.

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented. Unencumbered NOI for periods prior to the three months ended June 30, 2014, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Six Months Ended
(Dollars in thousands)	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Unencumbered NOI	$103,951	$103,096	$82,267	$76,607	$74,966	$207,047	$146,109
Encumbered NOI	20,098	20,583	36,664	34,024	32,687	40,681	66,441
Total NOI from continuing operations	$124,049	$123,679	$118,931	$110,631	$107,653	$247,728	$212,550
Unencumbered NOI as a percentage of total NOI	84%	83%	69%	69%	70%	84%	69%

Weighted average interest rate for capitalization of interest

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed to determine our weighted average interest rate for capitalization for each month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

The following table presents the weighted average interest rate for capitalization of interest:

	Three Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Weighted average interest rate	3.41%	3.88%	4.09%	4.33%	4.13%

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Weighted average shares – basic	71,125,934	71,072,953	70,999,987	70,900,274	66,972,892	71,099,590	65,077,635
Assumed conversion of 8.00% unsecured senior convertible notes	—	—	—	5,470	6,146	—	6,146
Weighted average shares – diluted	71,125,934	71,072,953	70,999,987	70,905,744	66,979,038	71,099,590	65,083,781

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2014	52